Sept. 29, 2026

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Media Relations
newsroom@alaskaair.com

Alaska Air Group enters activation phase of Alaska Accelerate, building a more global, premium and diversified airline

•Alaska Accelerate is moving from foundation-building to activation, with completed integration milestones, new growth engines and roughly two-thirds of the $1 billion incremental profit plan already captured
•The company is investing in the areas driving airline value today: premium experiences, global connectivity, network breadth, loyalty and cargo
•The plan includes new flagship premium experiences for Alaska Airlines and Hawaiian Airlines, a new Premium Reserve cabin, new lounges, expanded Atmos™ Rewards financial products, at least 15 long-haul intercontinental destinations by 2030, a larger cargo platform and continued investment in the company’s Kahuʻewai Hawaiʻi Investment Plan

SEATTLE – Alaska Air Group announced the next phase of its Alaska Accelerate strategic plan during its 2026 Investor Day in Seattle, outlining how the combined airline is moving from integration to activation as it builds a more global, premium and diversified airline with stronger earnings power.

The strategy reflects a deliberate choice to evolve Alaska’s model for an industry increasingly defined by scale, relevance and loyalty – connecting guests to more places, delivering products and experiences that matter, and turning loyalty into a greater competitive advantage – while retaining Alaska’s historic strengths in safety, operational performance, care and financial discipline.

"Alaska Accelerate is about shaping our future and doing it in a way that builds on Alaska and Hawaiian’s 90+ year legacies while setting a new standard for what air travel should be," said Ben Minicucci, CEO of Alaska Air Group. "The acquisition of Hawaiian Airlines did not create a new strategy – it accelerated one we had already built. The heavy lifting is behind us, the value creation is in front of us, and we are entering the phase where the investments we have made in premium products, global connectivity, loyalty, cargo and Hawaiʻi increasingly show up in our results."

What we’ve delivered
When Alaska Air Group launched Alaska Accelerate in December 2024, the company set out to restore earnings power, strengthen its competitive position and deliver $1 billion in incremental profit by building a broader network, a stronger commercial platform, deeper customer engagement and a more diversified earnings base.

Since then, Alaska has:
•Captured roughly two-thirds of the $1 billion incremental profit target and remains on track to achieve the full amount by 2027. The $1 billion of incremental profit is inclusive of $500 million of merger synergies from the combination of Alaska and Hawaiian.
•Completed three of four major integration milestones, including a single loyalty program, a Single Operating Certificate and a single passenger service system. Joint collective bargaining with represented workgroups is under way.
•Optimized the combined network and launched long-haul international service from Seattle: Started nonstop flights to London, Rome, Reykjavik, Tokyo and Seoul. Announced Paris and Athens starting in spring 2027 and expanding to at least 15 intercontinental destinations from Seattle by 2030.
•Introduced Atmos Rewards, bringing the loyalty programs of Alaska Airlines and Hawaiian Airlines together in one award-winning platform. Since launch, active membership has accelerated from about 3% annual growth from 2019 to 2024 to roughly 13% by 2027, more than four times the prior pace. We expect the program to generate nearly $4 billion in cash flow annually by 2030.
•Introduced and expanded Huaka‘i by Hawaiian, a benefits program designed exclusively for Hawai‘i residents that further deepens loyalty engagement.
•Placed the largest fleet order in its history, growing from 400+ aircraft to 550 by 2035. Alaska has the youngest and most fuel-efficient fleet among the major carriers.
•Expanded Alaska Airlines’ premium cabins, with nearly one-third of seats across the West Coast now in premium cabins.
•Continued investing in the guest experience, including airport improvements, new lounges and free Starlink Wi-Fi sponsored by T-Mobile.

•Increased revenue outside the main cabin by five points in two years, with a goal to grow that mix from 53% today to 60% over time through premium products, international growth, Atmos Rewards and cargo.

"We know what a winning airline looks like, and we’ve been building towards it proactively," said Shane Tackett, President and Chief Financial Officer at Alaska Airlines. "We have captured roughly two-thirds of our $1 billion earnings target, and the next phase is about activating the investments that make our business more durable."

Alaska Accelerate covers four areas:

Deliver a remarkable travel experience
Alaska Air Group is investing across the travel journey, from booking and the airport experience to lounges, cabins and loyalty, with a focus on the longer-haul markets where guests place the greatest value on comfort, privacy, space and service. By 2030, we expect premium revenues to exceed 40% of total revenue, up from 35% today.

Today, the company announced investments in the Alaska and Hawaiian guest experiences with the unveiling of Aurora and Leihōkū, the introduction of Premium Reserve, new Lounges and fleetwide upgrades, and the enhancement of Atmos Rewards.

“We already have the scale and customer base – now we are making sure we have the right product for every trip our guests take,” said Andrew Harrison, Chief Commercial Officer at Alaska Airlines. “Aurora, Leihōkū and Premium Reserve close important product gaps across international, Hawaiʻi and premium transcontinental flying, giving us more ways to compete for high-value demand while preserving the distinct identity of the Alaska Airlines and Hawaiian Airlines brands.”

Connect guests to the world
Alaska Air Group is using the strength of its number one West Coast franchise, including the Pacific Northwest, California and Hawaiʻi, to build Seattle into a true global gateway and create a more relevant network for guests, corporate customers and Atmos Rewards members.
•Alaska serves 110 destinations from Seattle, nearly twice as many as the next-largest competitor.

•The company serves seven intercontinental destinations today and expects to grow to 15 by 2030.
•Long-haul flying across our network is expected to grow from about 8% of capacity today to approximately 15% by 2030.

Be Hawaiʻi's trusted airline
•The Hawaiian Airlines brand is the number one preferred brand to Hawaiʻi and the number one trusted airline brand in Hawaiʻi, while 70% of Hawaiʻi residents are now Huakaʻi by Hawaiian members.
•Hawaiian Airlines joined the oneworld alliance, giving guests access to a global network of leading airline partners and strengthening Honolulu as an international hub.
•We announced the fleet transition for Neighbor Island service, ensuring greater long-term reliability, more value for residents and a significantly improved customer experience while preserving local service.

Alaska Air Group is continuing its investment in Hawaiian Airlines and the communities it serves, with new milestones achieved in the Kahuʻewai Hawaiʻi Investment Plan. Hawaiʻi represents both a major visitor opportunity and an essential resident market: 9.6 million visitors travel to Hawaiʻi each year, 1.4 million residents depend on air travel for everyday life, and Hawaiʻi residents travel approximately 30% more than the U.S. average.

Diversify our future
Alaska Air Group is focused on increasing the share of revenue that comes from outside the main cabin; including more revenue from premium, international, loyalty and cargo. These are higher margin revenue streams that are less dependent on domestic fare levels, and more resilient through cycles. By 2030, the company expects diversified revenue to approach 60% of total revenues, up from our current mark of 53% as we continue to invest in the following areas:
•We are bringing international premium economy cabins to our widebodies and we will take delivery of a new premium oriented 737-MAX narrowbody for transcontinental and other markets where there is strong demand fit.
•We will continue to drive double digit annual growth in remuneration from Atmos Rewards.
•We will more than double the size of our cargo business. Cargo revenue has grown approximately 60% since 2024, and the company sees a clear path to $750 million in cargo revenue by 2030, including opportunities in Hawaiʻi freighter flying, mail, international belly capacity and broader network connectivity.

Together, these investments advance Alaska Air Group’s plan to build a company with more ways to win: a more global network, a more complete premium proposition, deeper customer engagement, a stronger Hawaiʻi franchise, a larger cargo business and a more diversified revenue base designed to support durable earnings growth through the cycle.

Learn more about Alaska Accelerate, follow product and network updates, and explore Atmos™ Rewards and oneworld benefits at alaskaair.com and news.alaskaair.com.

About Alaska, Hawaiian and Horizon
Alaska Airlines, Hawaiian Airlines and Horizon Air are subsidiaries of Alaska Air Group, and McGee Air Services is a subsidiary of Alaska Airlines. We are a global airline with hubs in Seattle, Honolulu, Portland, Anchorage, Los Angeles, San Diego and San Francisco. We deliver remarkable care as we fly our guests to more than 140 destinations throughout North America, Latin America, Asia, the Pacific and Europe. Guests can book travel at alaskaair.com and hawaiianairlines.com. Alaska and Hawaiian are members of the oneworld alliance. Members of our Atmos Rewards loyalty program can earn and redeem points with oneworld airlines and our additional global partners that serve over 1,100 worldwide destinations. Learn more about what’s happening at Alaska and Hawaiian at news.alaskaair.com. Alaska Air Group is traded on the New York Stock Exchange (NYSE) as “ALK.”